UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2026

Liberty Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange

NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supply Contract for Power Generation Equipment

On June 22, 2026, Liberty Advanced Equipment Technologies LLC (the “Purchaser”), a wholly owned subsidiary of Liberty Energy Inc. (the “Company”), entered into an equipment supply contract with Wärtsilä North America, Inc. (“Wärtsilä”) for the purchase of power generation equipment, including engines and certain balance of plant equipment, and related services (collectively, the “Equipment”), for the Company’s prospective data center and other distributed power projects (the “Supply Contract”). The Supply Contract has a purchase price of approximately $332.6 million (the “Contract Price”). The Contract Price is not inclusive of any import taxes, import duties, customs duties, tariffs, and other similar charges, which are payable by the Purchaser to the extent due. The Company is providing a parent guarantee for payment of the Contract Price.

The payment schedule for the Contract Price includes a down payment due in connection with signing the Supply Contract, and the remaining payments are to be made in installments relating to the scheduling, delivery, and takeover of the Equipment. Delivery milestones, performance testing, and takeover of the Equipment are expected to occur beginning in 2029 through 2030.

The Supply Contract provides that Wärtsilä has limited its liability under specified conditions and that Wärtsilä is subject to paying liquidated damages under certain conditions for failure to achieve delivery milestones and performance guarantees. The Purchaser may terminate the Supply Contract with respect to individual engines for continued failure to achieve delivery milestones. In addition, either party may terminate the Supply Contract for material breach, following notice and cure periods, subject to applicable refunds, termination payments, and/or damages. Either party may also terminate the Supply Contract for a continuing force majeure event, subject to applicable refunds, termination payments, and/or damages owing under a termination for default.

The foregoing description of the Supply Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Contract, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including those with respect to the delivery timelines for Equipment under the Supply Contract, the timing and amount of payments under the Supply Contract, performance of the Equipment being acquired under the Supply Contract, and the performance of Wärtsilä under the Supply Contract. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “position,” “believe,” “intend,” “achievable,” “forecast,” “assume,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. However, the absence of these words does not mean that the statements are not forward-looking. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation and expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2026	LIBERTY ENERGY INC.

	By:	/s/ R. Sean Elliott
R. Sean Elliott
Chief Legal Officer and Corporate Secretary